EXHIBIT 23.1

                              SEMPLE & COOPER, LLP
                          Certified Public Accountants
                     2700 North Central Avenue, Ninth Floor
                             Phoenix, Arizona 85004


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in the Form S-8 registration statement, to be filed on or about May 10, 2005, of our report dated April 14, 2005, included in Coronado Industries, Inc.'s Form 10-KSB for the year ended December 31, 2004, and to all references to our Firm included in this registration statement.


/s/ Semple & Cooper, LLP

Semple & Cooper, LLP
Phoenix, Arizona
May 9, 2005